UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

Bison Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38120	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609-610 21st Century Tower

No. 40 Liangmaqiao Road
Chaoyang District, Beijing
China 100016
(Address of principal executive offices, including Zip Code)

(86) 10-8444-6968

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers

On September 28, 2017, the board of the directors of Bison Capital Acquisition Corp. (the “Company”) accepted the resignation of Dr. James Jiayuan Tong as the Chief Financial Officer and the Principal Accounting Officer of the Company and appointed Mr. Fan Bu as the Chief Financial Officer and the Principal Accounting Officer of the Company, effectively immediately. Dr. Tong remains as the Chief Executive Officer and a director of the Company.

Mr. Bu, age 34,  has been our Chief Financial Officer and Principal Accounting Officer since September 28, 2017. Since June 2017, Mr. Bu has severed as an audit director at Bison Capital Holding Company Limited, the sponsor of the Company. During December 2013 to May 2017, Mr. Bu served as an audit manager at KPMG Huazhen LLC. From October 2010 to December 2013, Mr. Bu served as a senior financial consultant at KPMG Advisory (China) Limited. Mr. Bu graduated from Shandong Economic University with a Bachelor’s Degree in International Trade in June 2007 and graduated from Ocean University of China with a Master’s Degree in Economics in June 2010. Mr. Bu is a certified public accountant in China (CICPA).

Mr. Bu does not have a family relationship with any director or executive officer of the Company. There are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which Mr. Bu was selected as a senior management. Mr. Bu is currently an audit director at Bison Capital Holding Company Limited, the sponsor of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2017

Bison Capital Acquisition Corp.

By:	/s/ James Jiayuan Tong
James Jiayuan Tong
Chief Executive Officer and Director

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